                            WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 5, 1998

                                  LASON, INC.


        DELAWARE                          0-21407      38-3214743
        -----------------------------     ----------   ----------
        (State or other jurisdiction      (Commission  (I.R.S. Employer
        of incorporation)                 File Number)  Identification Number)


        1305 STEPHENSON HIGHWAY
        TROY, MICHIGAN                                    48083
        ------------------------                          ----------
        (Address of Principal                             (Zip Code)
        Executive Offices)

                                 (248) 597-5800
                          ---------------------------
              (Registrant's Telephone Number, Including Area Code)

===============================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        Lason Services, Inc. ("Services"), a wholly-owned subsidiary of Lason, Inc. (the "Company"), acquired substantially all of the assets of API Systems, Inc., a New York corporation ("API") pursuant to an Asset Purchase Agreement dated March 5, 1998 (the "Asset Purchase Agreement"), between and among the Company, Services, API and the shareholders of API (such acquisition is referred to herein as the "API Acquisition").

        The aggregate consideration paid by the Company as a result of the API Acquisition was determined pursuant to arm's length negotiations and consisted of 117,702 shares of Common Stock, par value $.01 per share ("Common Stock") of the Company and approximately $21,250,000 in cash. The Lason Common Stock is subject to an 18 month lock-up agreement. 114,171 of the shares of Lason Common Stock are being held in escrow for 12 months to collateralize the shareholders' indemnification obligations under the Asset Purchase Agreement. As additional consideration for the acquisition of the purchased assets, API may receive up to two additional payments for the periods ending on March 31, 1999 and March 31, 2000 if certain target earnings are achieved. In no event will the two payments aggregate more than $10,000,000, payable 85% in cash and 15% in Lason Common Stock.

        The primary source of the cash portion of the purchase price used in the API Acquisition was the Company's credit facility with a bank group led by First Union National Bank.

        The description of the foregoing API Acquisition is qualified in its entirety by reference to the copy of the Asset Purchase Agreement filed as an Exhibit to this Form 8-K.

        The assets of API include cash, receivables, inventories, equipment and other personal property. The Company intends to continue the utilization of these assets in a manner consistent with that of their historical usage, namely, providing business communication services to the financial and commercial industries.

        The Company is not aware of any material relationship that existed prior to the API Acquisition between the Company, its officers and directors, on the one hand and API and its shareholders, on the other.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements of API:

         Not Applicable.

    (b)  Pro Forma Financial Information:

         Not Applicable.

    (c)  Exhibits

         2.12 Asset Purchase Agreement with respect to the API Acquisition.



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: March 20, 1998                           LASON, INC.



                                          By:   /s/ William J. Rauwerdink
                                             -----------------------------------
                                                William J. Rauwerdink
                                                Its:  Executive Vice President

                                 EXHIBIT INDEX


   EXHIBIT                   DESCRIPTION:

   -------                   ------------

   2.12         Asset Purchase Agreement with respect to the API Acquisition.